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                                                                     EXHIBIT (p)
                             Eaton Vance Management
                                24 Federal Street
                                Boston, MA 02110
                            Telephone: (617) 482-8260
                            Telecopy: (617)-338-8054




                                                 March 4, 1999



Eaton Vance Institutional Senior Floating-Rate Fund
24 Federal Street
Boston, MA  02110


Ladies and Gentlemen:


     With respect to our purchase from you, at the purchase price of $100,000, of 10,000 shares of beneficial interest, net asset value of $10.00 per share for ("Initial Shares") in Eaton Vance Institutional Senior Floating-Rate Fund (the "Fund"), we hereby advise you that we are purchasing such Initial Shares for investment purposes without any present intention of redeeming or reselling.


                           Very truly yours,


                           EATON VANCE MANAGEMENT


                           By: /s/ William M. Steul
                              --------------------------------------
                                   Vice President